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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated February 8, 2000, on the consolidated financial statements and schedule of Paxar Corporation included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-42685, 33-44299 and 333-38923.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP
Stamford, Connecticut

March  30, 2000




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